                                                                    EXHIBIT 4.7

                   [SHANGHAI COMMERCIAL BANK LTD. LETTERHEAD]


------------
                                                               27TH MARCH, 2002
J.I.C. ENTERPRISES (HK) LTD.
15/F., China Merchants Tower, Shun Tak Centre,
168-200 Connaught Road Central,
Hong Kong

Attn: MR. LI SHI YUEN JOSEPH / MR. CHUI KAM WAI
      -----------------------------------------

Dear Sirs,

                            Re : Banking Facilities
                            -----------------------

      We refer to your loan application and are pleased to confirm our readiness to extend to you our loan facility on the terms and conditions as follows:-

      1.  Borrower : J.I.C. Enterprises (HK) Ltd.

      2.  LOAN AMOUNT : USD4,500,000.00, subject to our overriding right of adjustment as stated hereunder

      3.  INTEREST RATE : Chargeable at 3-month LIBOR Rate plus 1.5%p.a.
                          (maximum chargeable at 7.5%), subject to changes at our discretion

      4.  Terms : USD4,500,000.00 is to be repaid by 16 quarterly instalments of USD281,250.00 each plus accrued interest, commencing on the ending day of the first quarter after the loan drawdown date.

      5.  Guarantor : Nam Tai Electronics, Inc.

      6.  LOAN FEE : 0.125% on loan amount

      7.  Prepayment : The Borrower(s) may prepay the whole or part of Loan
                       WITHOUT PENALTY subject to the following :

                       a) Not less than 7 days' prior written notice should be
                          given by the Borrower(s) to the Bank

                       b) Any partial prepayment shall not be of less than
                          USD10,000.00 equivalent or any whole multiple of that sum

      8.  OVERDUE INTEREST : The overdue payment is subject to overdue interest charged at 4%p.a. above the loan interest rate, subject to changes at our discretion

      9.  Right of Set Off : In the event of default of the Borrower(s), the
                             Bank has the right to set off any credit balance in other accounts held by the Borrower(s) against the amount due to us by the Borrower(s) solely or jointly with other person(s)

      10. Availability Period Of This Offer :
                             3 months from the date of this letter unless further extension is agreed by us in writing; an undrawn fee of 0.5%p.a. will be charged upon expiry of the availability period on the undrawn portion of the above loan amount being committed.


                                      (1)
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                   [SHANGHAI COMMERCIAL BANK LTD. LETTERHEAD]


J.I.C. ENTERPRISES (HK) LTD.                                  27TH MARCH, 2002
HONG KONG


     We reserve our overriding right to demand for immediate repayment of all outstanding principal and interest against default payment on any of your loan instalment(s).

     Please note that Section 83 of the Banking Ordinance imposes certain limitations on our bank in granting various facilities or advances to persons/companies related to our directors or employees. If you fall within such category of persons/companies or should you fall within such category in the future, PLEASE ADVISE US AS SOON AS POSSIBLE, and in the absence of such advice we will assume that you are not so related.

     We enclose herewith a general information on our loans services for your reference.

     Please note that this offer will lapse unless we receive from you the attached copy of this letter signed by you to signify your understanding and acceptance of the above terms and conditions within 7 DAYS from the date of this letter.

     Thanking you for your kind attention,

                                              Yours faithfully,


                                   /s/ Vincent C.M. NG     /s/ Tony K.K. WAT
                                   Vincent C.M. NG         Tony K.K. WAT
                                   Sub-Accountant          Manager

Encl.

BORROWER'S ACCEPTANCE
---------------------
WE, THE UNDERSIGNED, HEREBY ACCEPT THE TERMS
AND CONDITIONS OF THE LOAN OFFERED IN THIS LETTER.



/s/ [Illegible]
----------------------------------
J.I.C. ENTERPRISES (HK) LTD.

KKW/VN/kt


                                      (2)
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                   [SHANGHAI COMMERCIAL BANK LTD. LETTERHEAD]


                                                                11TH APRIL, 2002


J.I.C. ENTERPRISES (HONG KONG) LIMITED
15/F., China Merchants Tower,
Shun Tak Centre,
168 - 200 Connaught Road Central,
Hong Kong


Attn : MR. LI SHI YUEN JOSEPH / MR. CHUI KAM WAI
       -----------------------------------------


Dear Sirs,


       As requested, we hereby confirm that we agree to accept a new Corporate Guarantee to be executed by J.I.C. Technology Company Limited in our favour in replacement of the Corporate Guarantee duly executed by Nam Tai Electronics, Inc. in our favour for the purposes of granting banking facilities to J.I.C. Enterprises (Hong Kong) Limited upon new listing of J.I.C. Technology Company Limited in the main board of the Stock Exchange in Hong Kong.

       This part will form an integral part of our Banking Facilities Letter dated on March 27, 2002 to J.I.C. Enterprises (Hong Kong) Limited. There will be no other change on the terms and conditions of the banking facilities letter except the replacement of guarantor by J.I.C. Technology Company Limited.

       Thank you for your kind attention,

                                              Yours faithfully,


                                   /s/ Vincent C.M. NG     /s/ Tony K.K. WAT
                                   Vincent C.M. NG         Tony K.K. WAT
                                   Sub-Accountant          Manager


KKW/VN/kt